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                                                                  Exhibit 99.B11
McCurdy & Associates CPA's, Inc.



                                                       27955  Clemens Road
                                                       Westlake, Ohio 44145
                                                       Phone: (216) 835-8500
                                                       Fax:  (216) 835-1093




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------



As independent public accountants, we hereby consent to the use in this Post-Effective Amendment Number 9 of our report dated January 14, 1998 and to all references to our firm included in or made a part of this Post-Effective Amendment.



/s/ McCurdy & Associates, CPAs, Inc.

McCurdy & Associates CPA's, Inc.
Westlake, Ohio 44145
April 22, 1998